                                                                      EXHIBIT 12

                           PIERCE LEAHY CORPORATION
                RATIO OF EARNINGS TO FIXED CHARGES CALCULATION
                            REGISTRATION STATEMENT


                                                    Year ended December 31,                      Three months ended March 31,
                                  ------------------------------------------------------------  -------------------------------
                                                                                     Pro forma                        Pro forma
                                     1993      1994      1995     1996      1997       1997       1997      1998        1998
                                   --------  --------  --------  -------   -------   ---------  -------  ---------    ---------
EARNINGS:
Income (loss) before income
 taxes and extraordinary items       2,972     1,200     5,347     2,523    (1,737)    (16,189)      64       (856)     (3,134)

Plus: Fixed Charges                  9,850    11,303    14,321    22,894    36,179      53,397    8,352     10,637      13,957
                                   --------  -------   --------  --------  --------    --------  -------   --------    --------
      Adjusted Earnings             12,822    12,503    19,668    25,417    34,442      37,208    8,416      9,781      10,823

Fixed Charges:

Interest Expense                     6,160     7,216     9,622    17,225    29,262      46,480    6,712      8,300      11,620
Rent Expense                         3,690     4,087     4,699     5,669     6,917       6,917    1,640      2,337       2,337
                                   --------  -------   --------  --------  --------    --------  -------   --------    --------
      Total                          9,850    11,303    14,321    22,894    36,179       53,397   8,352     10,637      13,957
                                   --------  -------   --------  --------  --------    --------  -------   --------    --------
EARNINGS TO FIXED CHARGE RATIO        1.30x     1.11x     1.37x     1.11x   (1,737)  (1)(16,189)   1.01x  (1)(856)   (1)(3,134)
                                   ========  =======   ========  ========  ========    ========  =======   ========    ========


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(1) Earnings were inadequate to cover fixed changes by the amount indicated.